SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Washington Mutual, Inc.
(Exact name of registrant as specified in its charter)
Washington
(State of incorporation or organization)
91-1653725
(IRS Employer Identification No.)
1301 Second Avenue
Seattle, WA 98101
(Address of principal executive offices, including zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Depositary Shares Each Representing a 1/40,000th Interest in a Share of Series K Perpetual Non-Cumulative Floating Rate Preferred Stock	New York Stock Exchange, Inc.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-130929
Securities to be Registered Pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the Series K Perpetual Non-Cumulative Floating Rate Preferred Stock, no par value and $1,000,000 liquidation preference per share, (the “Series K Preferred Stock”) of Washington Mutual, Inc. (the “Registrant”) and the description of the Registrant’s Depositary Shares, each representing a 1/40,000th ownership interest in a share of Series K Preferred Stock, to be registered hereunder, is contained in the sections captioned (i) “Description of Depositary Shares” in the Registrant’s Prospectus, dated January 9, 2006, included in the Registrant’s registration statement on Form S-3 (File No. 333-130929) and (ii) “Description of Series K Preferred Stock” and “Description of Depositary Shares,” each in the Registrant’s Prospectus Supplement dated September 11, 2006, to the Registrant’s Prospectus, dated January 9, 2006, and all of those sections are incorporated herein by reference.
     If any additional securities registered hereby are issued, a prospectus supplement relating to such securities will be filed with the Securities and Exchange Commission and will be incorporated herein by reference.

Item 2.	Exhibits.

1.	Amended and Restated Articles of Incorporation of Washington Mutual, Inc. incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed on November 15, 1999 (File No. 001-14667).

2.	Amendment to Article IV of the Articles of Incorporation of Washington Mutual, Inc. incorporated herein by reference to Appendix C of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on March 17, 2006 (File No. 001-14667).

3.	Restated Bylaws of Washington Mutual, Inc. incorporated herein by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q, filed on November 13, 2003 (File No. 001-14667).

4.	Amendments to Article II and Section 4.2 of the Restated Bylaws of Washington Mutual, Inc. incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on June 28, 2006 (File No. 001-14667).

5.	Articles of Amendment establishing the preferences, limitations, voting powers and relative rights of the Series K Preferred Stock.

6.	Form of Deposit Agreement with respect to the Depositary Shares.

7.	Form of certificate representing the Series K Preferred Stock.

8.	Form of Depositary Receipt (included in Exhibit 6 hereto).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Washington Mutual, Inc.

By:	/s/ Patricia Schulte
Name: Patricia Schulte
Title: Senior Vice President
Date: September 18, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1	Amended and Restated Articles of Incorporation of Washington Mutual, Inc. incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed on November 15, 1999 (File No. 001-14667).

3.2	Amendment to Article IV of the Articles of Incorporation of Washington Mutual, Inc. incorporated herein by reference to Appendix C of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on March 17, 2006 (File No. 001-14667).

3.3	Restated Bylaws of Washington Mutual, Inc. incorporated herein by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q, filed on November 13, 2003 (File No. 001-14667).

3.4	Amendments to Article II and Section 4.2 of the Restated Bylaws of Washington Mutual, Inc. incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on June 28, 2006 (File No. 001-14667).

4.1	Articles of Amendment establishing the preferences, limitations, voting powers and relative rights of the Series K Preferred Stock.

4.2	Form of Deposit Agreement with respect to the Depositary Shares.

4.3	Form of certificate representing the Series K Preferred Stock.

4.4	Form of Depositary Receipt (included in Exhibit 4.2 hereto).

4